UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

CVC-PE Global Private Equity Fund, LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56807	61-2292991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Ave
New York, New York		10153
(Address of Principal Executive Offices)		(Zip Code)

(212) 265-6222 Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2026, the general partner of CVC-PE Global Private Equity Fund, LP (the “Fund”), appointed Jonathan George Wrigley as Chief Financial Officer of the Fund, effective immediately, to succeed Daniel J. Santopietro, who has ceased to serve as Chief Financial Officer of the Fund, effective as of March 2, 2026.

Mr. Wrigley, age 57, has been the Head of Finance at CVC since April 2020 and is responsible for oversight and management of CVC Finance on a global basis. Mr. Wrigley is also a Director on a number of regulated CVC boards including all of the main CVC private equity funds. Prior to joining CVC, Mr. Wrigley was the Chief Financial Officer at Brevan Howard, a leading global alternative investment management platform, from January 2018 to March 2020, Group Head of Finance from May 2014 to December 2017, and Chief Operating Officer from August 2011 to May 2014. Mr. Wrigley holds a bachelors degree in Economics from Nottingham Trent University. He is a Chartered Accountant and Chartered Tax Adviser.

Mr. Wrigley has no arrangements or understandings with any other person pursuant to which he was selected for his position, there are no family relationships between Mr. Wrigley and any director or executive officer of the Fund and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVC-PE Global Private Equity Fund, LP

Date:	March 6, 2026	By:	/s/ Rob Squire
Name: Rob Squire Title: Chief Executive Officer